Exhibit 10.2

STARBUCKS CORPORATION
STOCK OPTION GRANT AGREEMENT
FOR PURCHASE OF STOCK UNDER THE
NON-EMPLOYEE DIRECTOR SUB-PLAN TO THE
2005 LONG-TERM EQUITY INCENTIVE PLAN

FOR VALUABLE CONSIDERATION, STARBUCKS CORPORATION (the “Company”), does hereby grant to the individual named below (the “Optionee”), the number of options to purchase a share of the Company’s Common Stock (the “Options”) set forth below for the exercise price per share (the “Exercise Price”) set forth below. Such Options shall vest and terminate according to the vesting schedule and term information described below. All terms of this Stock Option Grant Agreement (the “Agreement”) shall be subject to the terms and conditions of the Non-Employee Director Sub-Plan to the 2005 Long-Term Equity Incentive Plan, as each may be amended from time to time (together, the “Plan”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

Optionee:
Number of Options:
Type of Option Grant:	Non-Qualified Stock Option
Exercise Price:
Date of Option Grant:
Term of Option:	10 years from Date of Grant
Vesting Date:	_______________________

In the event that the Optionee ceases to be a Director prior to the Vesting Date for any reason other than Retirement, death or Disability, the Options subject to this Agreement shall immediately terminate and be automatically forfeited by the Optionee to the Company upon such cessation of service as a Director. Upon a Change of Control or in the event that the Optionee ceases to be a Director prior to the Vesting Date due to Retirement, death or Disability, the Options subject to this Agreement shall accelerate and the Options shall become fully vested and exercisable in full, subject to the terms and conditions set forth in the Plan.

EXECUTED as of the Date of Option Grant.

STARBUCKS CORPORATION

By

Its    CHAIRMAN AND CEO

OPTIONEE

__________________________